Exhibit 23.1

CONSENT OF REED SMITH LLP

We hereby consent to the reference to our firm in the “Legal Matters” section of the prospectus included in Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 for United States Commodity Index Funds Trust (333-187515). We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

/s/ Reed Smith LLP
REED SMITH LLP

April 3, 2014